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                                                                    EXHIBIT 23.7

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

I hereby consent to the reference to me as a prospective director of Regency Realty Corporation where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          /s/ John T. Kelley
                                          _____________________________________
                                          John T. Kelley